Exhibit 10.1

THIRD AMENDMENT TO PACIFIC CORPORATE CENTER LEASE

This Third Amendment to Pacific Corporate Center Lease (this “Amendment”) is dated effective October 1, 2018, between MOHR PCC, LP, a Texas limited partnership (“Landlord”), and FORM FACTOR, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Pacific Corporate Center Lease between Landlord’s predecessor-in-interest and Tenant dated October 5, 2004 (the “Original Lease”). The Original Lease, as amended by a First Amendment to Building 6 Lease dated August 16, 2006 (the “First Amendment”), and a Second Amendment to Pacific Corporate Center Lease dated December 19, 2016 (the “Second Amendment”), is referred to herein as the “Lease”. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Building 6 of the Pacific Corporate Center, consisting of approximately 49,742 square feet of gross leasable area, having an address of 7501 Lawrence Drive, Livermore, California (the “Premises”). Tenant desires to extend the Term to expire on December 31, 2028, and Landlord has agreed to such extension on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.                  Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m., Livermore, California time, on December 31, 2028, on the terms and conditions of the Lease, as modified hereby. Tenant shall continue to have rights to extend the Term in accordance with the terms of Section A-2.1 of the Addendum to Lease attached to the Original Lease and Section 10 of the First Amendment which shall continue unmodified.

2.                  Base Rent. Beginning January 1, 2028, the monthly Base Rent shall be the following amounts for the following periods of time:

Time Period	Monthly Base Rent Rate Per Square Foot	Monthly Installments of Base Rent
1/1/28 – 12/31/28	$1.41	$70,136.22

3.                  Condition of Premises. Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement.

4.                  Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

5.                  Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

6.                  Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

7.                  Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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Executed as of the date first written above.

LANDLORD:	MOHR PCC, LP,
a Texas limited partnership

	By:	Mohr PCC GP, LLC,
a Delaware limited liability company,
its general partner

		By:	/s/ Robert A. Mohr
			Name:	Robert A. Mohr
			Title:	Manager

TENANT:	FORMFACTOR, INC.,
a Delaware corporation

	By:	/s/ Matthew Losey
		Name:	Matthew Losey
		Title:	General Manager